INDEX                                                                EXHIBIT 3
 TO
 FINANCIAL STATEMENTS                                                   Page
                                                                        Number

 CENTRAL AND SOUTH WEST CORPORATION AND SUBSIDIARY COMPANIES

 Consolidated Balance Sheets - Per Books and Pro Forma
   as of June 30, 1997                                                  2 - 3

 Consolidated Statement of Income for the Twelve Months Ended
   June 30, 1997                                                          4

 Consolidated Statement of Retained Earnings for the Twelve Months Ended
   June 30, 1997                                                          5


 CENTRAL AND SOUTH WEST CORPORATION (CORPORATE)

 Balance Sheets - Per Books and Pro Forma as of June 30, 1997             6

 Statement of Income for the Twelve Months Ended June 30, 1997            7

 PRO FORMA ADJUSTMENTS TO BALANCE SHEETS                                  8

 STATEMENT OF CHANGES                                                     9

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                              10

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES
 CONSOLIDATED BALANCE SHEETS
 PER BOOKS AND PRO FORMA
 AS OF JUNE 30, 1997
 UNAUDITED
 (Millions)

                                                 Per     Pro Forma    Pro
                                                Books    Adjustments Forma
                                             --------------------------------

 ASSETS

 FIXED ASSETS
   Electric utility plant
     Production                                  $5,800               $5,800
     Transmission                                 1,553                1,553
     Distribution                                 4,321                4,321
     General                                      1,369                1,369
     Construction work in progress                  185                  185
     Nuclear fuel                                   193                  193
   Other Diversified                                171                  171
                                             --------------------------------
                                                 13,592               13,592
   Less - Accumulated depreciation                5,050                5,050
                                             --------------------------------
                                                  8,542                8,542
                                             --------------------------------
 CURRENT ASSETS
   Cash and temporary cash investments              268                  268
   Accounts receivable                            1,004                1,004
   Materials and supplies, at average cost          181                  181
   Electric fuel inventory                           83                   83
   Under-recovered fuel costs                        59                   59
   Prepayments and other                             86                   86
                                             --------------------------------
                                                  1,681                1,681
                                             --------------------------------
 DEFERRED CHARGES AND OTHER ASSETS
   Deferred plant costs                             506                  506
   Mirror CWIP asset - net                          292                  292
   Other non-utility investments                    343                  343
   Income tax related regulatory assets, net        236                  236
   Goodwill                                       1,463                1,463
   Other                                            360                  360
                                             --------------------------------
                                                  3,200                3,200
                                             --------------------------------

                                                $13,423        $0    $13,423
                                             ================================

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES
 CONSOLIDATED BALANCE SHEETS
 PER BOOKS AND PRO FORMA
 AS OF JUNE 30, 1997
 UNAUDITED
 (Millions)

                                                 Per     Pro Forma    Pro
                                                Books    Adjustments Forma
                                             --------------------------------
 CAPITALIZATION AND LIABILITIES

 CAPITALIZATION
   Common Stock Equity -
     Common stock, $3.50 par value,
     authorized 350,000,000 shares;
     issued and outstanding 212,200,000 shares     $743                 $743
     Paid-in capital                              1,039                1,039
     Retained earnings                            1,887                1,887
     Foreign currency translation and other          38                   38
                                             --------------------------------
     Total Common Stock Equity                    3,707                3,707
                                             --------------------------------

   Preferred stock
     Not subject to mandatory redemption            176                  176
     Subject to mandatory redemption                 28                   28
   Subsidiary obligated, mandatorily
     redeemable, trust preferred securities         324                  324
   Long-term debt                                 3,979                3,979
                                             --------------------------------
     Total Capitalization                         8,214                8,214
                                             --------------------------------
 CURRENT LIABILITIES
   Long-term debt/preferred stock
     due within twelve months                       204                  204
   Short-term debt                                  400                  400
   Short-term debt - CSW Credit                     708                  708
    Loan Notes                                       67                   67
   Accounts payable                                 494                  494
   Accrued taxes                                    245                  245
   Accrued interest                                 102                  102
   Other                                            249                  249
                                             --------------------------------
                                                  2,469                2,469
                                             --------------------------------
 DEFERRED CREDITS
   Accumulated deferred income taxes              2,244                2,244
   Investment tax credits                           284                  284
   Other                                            212                  212
                                             --------------------------------
                                                  2,740                2,740
                                             --------------------------------

                                                $13,423        $0    $13,423
                                             ================================

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES
 CONSOLIDATED STATEMENT OF INCOME
 FOR THE TWELVE MONTHS JUNE 30, 1997
 UNAUDITED
 (Millions)



 OPERATING REVENUES                              $5,135
                                             -----------

 OPERATING EXPENSES AND TAXES
   U.S. Electric fuel and purchased power         1,215
   United Kingdom Cost of Sales                   1,295
   Operating and maintenance                      1,064
   Depreciation and amortization                    468
   Taxes, other than income                         183
   Income taxes                                     178
                                             -----------

                                                  4,403
                                             -----------

 OPERATING INCOME                                   732
                                             -----------

 OTHER INCOME AND DEDUCTIONS                         34
                                             -----------

 INCOME BEFORE INTEREST CHARGES                     766
                                             -----------

 INTEREST AND OTHER CHARGES
   Interest on long-term debt                       332
   Distributions on trust preferred securities        4
   Interest on short-term debt and other             75
                                             -----------

                                                    411
                                             -----------


 INCOME FROM CONTINUING OPERATIONS                  355
                                             -----------

 DISCONTINUED OPERATIONS
   Gain on the sale of discontinued
     operations, net of tax of $0.3                   8
                                             -----------


 NET INCOME                                         363
   Less: preferred stock dividends                   16
   Gain on reacquired preferred stock                10
                                             -----------

 NET INCOME FOR COMMON STOCK                       $357
                                             ===========

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES
 CONSOLIDATED STATEMENT OF RETAINED EARNINGS
 FOR THE TWELVE MONTHS JUNE 30, 1997
 UNAUDITED
 (Millions)



 RETAINED EARNINGS AT JUNE 30, 1996              $1,897

 Add: Net income for common stock                   357
                                             -----------

                                                  2,254
                                             -----------

 Deduct: Common stock dividends                     367
                                             -----------

 RETAINED EARNINGS AT JUNE 30, 1997              $1,887
                                             ===========

 CENTRAL AND SOUTH WEST CORPORATION

 BALANCE SHEETS
 PER BOOKS AND PRO FORMA
 AS OF JUNE 30, 1997
 UNAUDITED
 (Millions)

                                                 Per     Pro Forma    Pro
                                                Books    Adjustments Forma
                                             --------------------------------

 ASSETS

 FIXED ASSETS
   Electric utility plant
     General                                         $1                   $1
   Less - Accumulated depreciation                   (1)                  (1)
                                             --------------------------------

 NET PLANT                                            0                    0

 INVESTMENTS IN COMMON STOCK
   OF SUBSIDIARY COMPANIES (at equity)            4,044                4,044
                                             --------------------------------


 CURRENT ASSETS
   Cash and temporary cash investments               15                   15
   Accounts and interest receivable -
      Affiliated                                    106                  106
   Prepayments and other                              4                    4
                                             --------------------------------

                                                    125                  125
                                             --------------------------------

 DEFERRED CHARGES AND OTHER ASSETS                   14                   14
                                             --------------------------------

                                                 $4,183        $0     $4,183
                                             ================================


 CAPITALIZATION
  Common Stock Equity -
   Common stock, $3.50 par value;
     authorized 350,000,000 shares;
     issued and outstanding 212,200,000 shares     $743                 $743
   Paid-in capital                                1,039                1,039
   Retained earnings                              1,887                1,887
   Foreign currency translation and other             3                    3
                                             --------------------------------

      Total Common Stock Equity                   3,672                3,672
                                             --------------------------------


   Long-term debt                                     0                    0
                                             --------------------------------

     Total Capitalization                         3,672                3,672
                                             --------------------------------


 CURRENT LIABILITIES
   Short-term debt                                  400                  400
   Accounts payable and other                       123                  123
                                             --------------------------------

                                                    523                  523
                                             --------------------------------

 DEFERRED CREDITS                                   (12)                 (12)
                                             --------------------------------

                                                 $4,183        $0     $4,183
                                             ================================

 CENTRAL AND SOUTH WEST CORPORATION

 STATEMENT OF INCOME
 FOR THE TWELVE MONTHS JUNE 30, 1997
 UNAUDITED
 (Millions)


 INCOME

   Equity in earnings of subsidiaries
     Central Power and Light Company                         $121
     Public Service Company of Oklahoma                        69
     Southwestern Electric Power Company                       86
     West Texas Utilities Company                              25
     SEEBOARD U.S.A.                                          103
     CSW Credit, Inc.                                           8
     CSW Energy, Inc.                                           6
     CSW Leasing, Inc.                                          1
     CSW International, Inc.                                   (1)
     CSW Communications, Inc.                                  (6)
     Enershop Inc.                                             (2)
     Central and South West Services, Inc.                      0
   Other Income                                                20
                                                        ----------

                                                             $430
                                                        ----------

 EXPENSES AND TAXES

    General and administrative expenses                        60
    Depreciation and amortization expense                       1
    Interest expense                                           42
    Taxes, other than income                                    2
    Federal income taxes                                      (24)
                                                        ----------

                                                               81
                                                        ----------

 DISCONTINUED OPERATIONS
    Gain on sale of discontinued operations, net
       of tax of $0.3                                           8
                                                        ----------


 NET INCOME                                                  $357
                                                        ==========

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES

 PRO FORMA ADJUSTMENTS TO BALANCE SHEETS
 JUNE 30, 1997
 UNAUDITED
 (Millions)
                                                           DR         CR
                                                        ---------------------

 CENTRAL AND SOUTH WEST CORPORATION AND SUBSIDIARY COMPANIES

          None

 CENTRAL AND SOUTH WEST CORPORATION (CORPORATE)

          None

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES

 STATEMENT OF CHANGES

      There have been no significant changes in the financial statements of Central and South West Corporation and subsidiary companies subsequent to June 30, 1997, other than in the ordinary course of business.

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



      The notes to consolidated financial statements included in Central and South West Corporation's 1996 Combined Annual Report on Form 10-K are hereby incorporated by reference and made a part of this report.



                                                          Page
                                                        Reference

 1996 Combined Annual Report on Form 10-K         pages 2-39 through 2-71